Form N-SAR

Sub Item 77E
Legal Proceedings
2-34393, 811-1879

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Annual Reports to
Shareholders, filed on Form N-CSR on November 29, 2010, accession number 0000950123-10-109005 (File No. 2-34393).